ASSIGNMENT, GUARANTY, AND CONSENT
DQ Grill & Chill® **Restaurant #12474**
17650 NE Hwy 65, Ham Lake, Minnesota 55304-4303

Weyer Investments Ltd, referred to as "ASSIGNOR", subject to the consent of American Dairy Queen Corporation (referred to as "ADQ"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, sells, assigns, sets over and delivers to

BTNDDQ L.L.C., referred to as "ASSIGNEE", all of the Assignor's rights, title, obligations, and interests, in and under the following:

"Dairy Queen" Operating Agreement dated October 9, 1974, and all addenda and appendices thereto including marketing pledges; and in the Class Settlement Agreement dated as of March 6, 2000, all together referred to as the "Operating Agreement"; copies of which have been delivered by Assignor to Assignee with receipt acknowledged by Assignee.

Subject to ADQ's consent to this transfer, Assignee hereby assumes all obligations and agrees to make all payments and perform and abide by all the covenants and conditions required by the Operating Agreement, from and after the 30th day of October, 2015.

Assignor and its Guarantors below represent and warrant to ADQ that prior to this transfer they owned all rights, title and interest in and to the Operating Agreement and the business operated under the Operating Agreement, that there are no legal actions, claims, threatened legal actions, outstanding payroll or labor debts, governmental proceedings or investigations pending against the franchise or franchise business operated under the Operating Agreement, and that they do not know or have reason to know of any basis for such action or anything that would adversely affect the Operating Agreement or franchise business operated under the Agreement or that would prevent this assignment of the Operating Agreement.

Subject to ADQ's consent to this transfer, Assignor and its Guarantors below, on behalf of themselves and their owners, officers, directors, employees, agents, heirs, successors, and assigns and any other party claiming an interest through them (referred to as "Related Parties") release and forever discharge ADQ and its owners, affiliates, officers, directors, employees, agents, successors and assigns (the "ADQ Parties") of and from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, whether known or unknown, vested or contingent, which Assignor, its Guarantors, or Related Parties may now or in the future own or hold that in any way relate to the Operating Agreement, or the operation of the franchise business under the Operating Agreement.

Assignor and its Guarantors below agree to indemnify and hold harmless the ADQ Parties against all debts, claims, actions, liabilities, losses, damages, costs and attorney fees, now existing or

that may arise from or relate to, either directly or indirectly, Assignor's operation and ownership of the franchise and franchise business under the Operating Agreement prior to the effective date noted above, or to this transfer, or to any misrepresentation or breach of warranty by Assignor or its Guarantors under this Assignment.

Assignor and its Guarantors hereby acknowledge that they have read the following Consent to Assignment and understand that the assignment is not effective until consented to by ADQ.

The parties have signed this Assignment and Consent to Assignment the day and year as set forth below.

ASSIGNOR:
Weyer Investments Ltd

By: MARK J. WEYER
(Name of Representative for Weyer Investments Ltd)

Its: PRESIDENT
(Title of Representative for Weyer Investments Ltd)

GUARANTORS:

[signature]
Mark J. Weyer

Wendy M Weyer
Wendy M. Weyer

DATED: This 19 day of November, 2015.

ASSIGNEE:
BTNDDQ L.L.C.

By [signature]
(Name of Representative for BTNDDQ L.L.C.)

Its [illegible]
(Title of Representative for BTNDDQ L.L.C.)

DATED: This [illegible] day of [illegible], 20[illegible].

GUARANTY

The people signing below hereby represent to ADQ that they are all of the members of Assignee referred to above. In consideration of the Consent to Assignment granted by ADQ and as herein provided, each of the undersigned hereby agrees, jointly and separately, for themselves, their heirs, legal representatives, and assigns that they and each of them shall be firmly bound by all of the terms, provisions and the conditions of the Operating Agreement assigned; that they and each of them do unconditionally guarantee any indebtedness, liability or obligation of Assignee arising under or by virtue of the Operating Agreement; and that they and each of them will not permit or cause the ownership of Assignee to be modified or altered by member transfer, directly or indirectly, without first notifying ADQ of that proposed transfer and obtaining its prior written consent, which consent shall not be unreasonably withheld, and without first paying or causing to be paid to ADQ the transfer fee provided for in the Operating Agreement.

GUARANTORS:

____
Gary W. Copperud (who owns a 99% interest in BTNDDQ L.L.C.)

____
Kandi J. Gunia (who owns a 1% interest in BTNDDQ L.L.C.)

DATED: This 30th day of October 2013

CONSENT TO ASSIGNMENT

AMERICAN DAIRY QUEEN CORPORATION, a Delaware Corporation, with its principal offices at 7505 Metro Boulevard, Edina, Minnesota 55439, hereby consents to the foregoing Assignment by Assignor to Assignee, in consideration of the Assignee and its Guarantors agreeing to make all payments and to perform and abide by all the covenants and conditions of the Operating Agreement.

The parties hereto have signed this Assignment and Consent to Assignment the day and year set forth below.

AMERICAN DAIRY QUEEN CORPORATION

By ______________________

Its Vice President

DATED: **DEC 08 2015**